SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2002

ADVANCED POWER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street, Bend, Oregon 97702
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(541) 382-8028

TABLE OF CONTENTS

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Audited Historical Financial Statements of Microsemi RF Products, Inc.

(a) Unaudited Interim Historical Financial Statements of Microsemi RF Products, Inc.

(b) Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A amends the current report on Form 8-K dated May 31, 2002 (filed June 17, 2002) to include Item 7 Financial Statements of Business Acquired.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Audited Historical Financial Statements of Microsemi RF Products, Inc.

MICROSEMI RF PRODUCTS, INC.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Financial Statements

September 30, 2001

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Advanced Power Technology, Inc.:

We have audited the accompanying balance sheet of Microsemi RF Products, Inc., (a Delaware Corporation and wholly owned subsidiary of Microsemi Corporation) as of September 30, 2001, and the related statement of operations, shareholder’s deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microsemi RF Products, Inc. (a Delaware Corporation and wholly owned subsidiary of Microsemi Corporation) as of September 30, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Portland, Oregon

June 27, 2002

MICROSEMI RF PRODUCTS, INC.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Balance Sheet

September 30, 2001

Current assets:
Cash	$783,274
Accounts receivable, net of allowance for doubtful accounts of $46,477	1,717,126
Inventories, net	3,463,251
Other current assets	28,242
Total current assets	5,991,893

Property, plant, and equipment, net	3,362,484
Total assets	9,354,377

Liabilities and sharheolder’s deficit:
Current liabilities:
Accounts payable	426,446
Accrued liabilities	252,076
Total current liabilities	678,522

Intercompany payable, net	16,174,284
Total liabilities	16,852,806

Shareholder’s deficit
Preferred stock, $.001 par value, 1,000 shares authorized	—
Common stock, $.001 par value, 2,000 share authorized, issued and outstanding	—
Accumulated deficit	(7,498,429)
Total shareholder’s deficit	(7,498,429)
Total liabilities and shareholder’s deficit	$9,354,377

See accompanying notes to financial statements.

MICROSEMI RF PRODUCTS, INC.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Statement of Operations

Year ended September 30, 2001

Sales	$11,121,388
Intercompany sales	828,620
Less sales returns and allowance	(325,067)
Sales, net	11,624,941

Cost of goods sold	9,374,747
Gross profit	2,250,194

Operating expenses:
Selling, general, and administrative	1,232,018
Research and development	140,362
Total operating expenses	1,372,380
Operating income	877,814

Other expenses:
Interest on intercompany payable	(1,245,981)
Other expense	(2,632)
Total other expenses	(1,248,613)
Net loss	$(370,799)

See accompanying notes to financial statements.

MICROSEMI RF PRODUCTS, INC.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Statement of Shareholder’s Deficit

Year ended September 30, 2001

						Total
	Preferred Stock		Common Stock		Accumulated	shareholders’
	Shares	Amount	Shares	Amount	deficit	deficit
Balance, September 30, 2000	—	$—	2,000	$—	(7,127,630)	(7,127,630)
Net loss	—	—	—	—	(370,799)	(370,799)
Balance, September 30, 2001	—	$—	2,000	$—	(7,498,429)	(7,498,429)

See accompanying notes to financial statements.

MICROSEMI RF PRODUCTS, INC.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Statement of Cash Flows

Year ended September 30, 2001

Cash flows from operating activities:
Net loss	$(370,799)
Depreciation and amortization expense	558,006
Inventory provision	463,458
Loss on disposal of property and equipment	90,758
(Increase) decrease in:
Accounts receivable, net	359,326
Inventories, net	(754,984)
Other current assets	4,598
Increase (decrease) in:
Accounts payable	(765,121)
Accrued liabilities	21,288

Net cash used in operating activities	(393,470)

Cash flows from investing activities:
Capital expenditures	(408,393)

Net cash used in investing activities	(408,393)

Cash flows from financing activities:
Net change in intercompany accounts	1,673,792
Net change in book overdraft	(88,655)

Net cash provided by financing activities	1,585,137
Net increase in cash	783,274

Cash beginning of year	—

Cash at end of year	$783,274

See accompanying notes to financial statements.

MICROSEMI RF PRODUCTS, INC.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Notes to Financial Statements

September 30, 2001

(1)                     Background and Description of Business

Microsemi RF Products, Inc. (the Company) is a designer, manufacturer, and marketer of radio frequency semiconductors.  The Company operates in three primary markets: 1) Avionics/military/radar, 2) UHF/VHF/HF Communications, and 3) General purpose and low power.

The military products are used mainly in DME, Radar, IFF and Military and Avionics Communication devices for both air and land based systems.  Communications devices are used in base stations; land mobile, and handheld devices used by government agencies and private businesses including fire and police departments, and taxi and bus companies. General purpose and low power are used in applications such as remote control toys, alarm systems, low noise amplifiers in radios, weather balloons, and base station design.

Microsemi RF Products is a subsidiary of Microsemi Corporation (Parent Company) and is located in Montgomeryville, Pennsylvania. The Company has subcontracting facilities in Mexico and Malaysia.

(2)                     Basis of Presentation and Principles of Consolidation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements have been prepared using Microsemi Corporation’s historical basis in the assets and liabilities and the historical results of operations of the Company.

The Company operates as part of the Microsemi Corporation consolidated group, and therefore certain assumptions have been made in preparing these financial statements on a stand-alone basis.  Significant assumptions and adjustments include the allocation of certain centralized corporate costs from Microsemi Corporation. The assumptions and estimates inherent in the financial statements are based on such factors as headcount, specific identification, or otherwise proportional allocations. The financial statements do not necessarily indicate the financial position or results of operations that would have occurred if the Company were a stand-alone entity on the dates indicated. See note 8 regarding transactions with related parties.

(a)                      Revenue Recognition

The Company recognizes revenue when product is shipped and ownership is transferred. At the time of revenue recognition, the sales price to the customer has been fixed or is determinable, and collectibility of the sales price is reasonably assured. The Company, under specific conditions, permits its customers to return or exchange products. Distributors are allowed to return between 5% and 10% of total purchases within 6 months of the original sale. Historically, returns under these agreements have not been material. A provision for estimated sales returns is recorded concurrently with the recognition of revenue, based on historical experiences and included within the allowance for doubtful accounts presented on the balance sheet.

(b)                      Inventories

Inventories consist of raw materials, work in process and finished product and are valued on a first-in, first-out (FIFO) basis at the lower of standard cost or market value. The cost of work-in-process and finished goods includes material, labor and overhead costs. Inventory reserves have been recorded by the Company’s management to write down excess inventory stocks based on management’s forecasts as of the date of the financial statements.

(c)                       Property, Plant, and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, generally 3-7 years for furniture, fixtures, and equipment, and 30 years for building and building improvements. Maintenance and repairs are charged to expense as incurred and the costs of additions and betterments that increase the useful lives of the assets are capitalized.

It is the Company’s policy to evaluate the carrying value of its long-lived assets when certain events arise and to recognize impairments when the projected future undiscounted net operating cash flows over the lives of the assets are less than the assets’ carrying values. The amount of the impairment loss is based on the difference between the related assets carrying value and the expected future net discounted cash flows. The factors considered by management in performing this assessment include current operating results, trends and prospects as well as the effects of obsolescence, competition, demand and other economic factors.

(d)                      Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses principally comprise payroll and related costs and the cost of prototypes. Research and development costs for the period ending September 30, 2001 was $140,362.

(e)                       Advertising

Advertising and marketing initiatives were completed by the Company’s Parent Company. The Company was allocated general and administrative costs from the Parent Company (see note 8 for further discussion), however, the Parent Company did not stipulate the advertising and marketing costs attributable to the Company. The cost structure of the Company is substantially different from the Parent Company therefore these costs could differ from the costs incurred.

(f)                         Fair Value of Financial Instruments

The carrying values of cash, accounts receivable, accounts payable, accrued liabilities, and certain other current assets approximate their fair values because of the short maturity of these instruments.

(g)                      Concentration of Risk

The Company is potentially subject to concentrations of credit risk consisting principally of trade accounts receivable. For the fiscal year ended September 30, 2001, two customers accounted for 19% and 17% of net sales and two customers accounted for 25% and 19% of accounts receivable. The Company’s sales are mainly to customers in the United States of America. Additionally, the Company purchased 75% of certain raw materials from two suppliers during the year ended September 30, 2001.

(h)                      Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130). SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income as defined, includes all changes in equity during a period from nonowner sources. During the fiscal year ended September 30, 2001, there were no items of other comprehensive income.

(i)                         Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company was part of the Parent Company’s consolidated tax return and does not file separate tax returns for income tax purposes, and is not subject to income taxes directly. Income taxes are provided as if the Company filed on a separate stand-alone basis.

(i)                         Recent Accounting Pronouncements

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 (SFAS 142), Goodwill and Other Intangible Assets, which is effective for fiscal years beginning after December 15, 2001. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. The Company currently does not have goodwill or other intangible assets, and therefore, does not expect the impact to be significant.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (SFAS 144) Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting and Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. This statement also amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The Company is still in the process of evaluating the potential impact the adoption of SFAS 144 will have on its financial statements.

(j)                         Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results may differ from those estimates.

(3)                     Inventories

Inventories consist of the following at September 30, 2001:

Raw materials and manufactured components	$1,639,994
Work-in-process	2,358,189
Finished goods	1,453,125
Less reserve for obsolescence and excess	(1,988,057)

Inventory, net	$3,463,251

(4)                     Property, Plant, and Equipment

Property, plant, and equipment consist of the following at September 30, 2001:

Land and buildings	$803,737
Machinery and equipment	3,871,348
Furniture and fixtures	117,288
Construction in process	243,165
Less accumulated depreciation and amortization	(1,673,054)

Property, plant, and equipment, net	$3,362,484

The Company wrote-off assets with a net book value of $90,758 during the year ended September 30, 2001. The Company has machinery and equipment located in Malaysia and Mexico of $703,319 and $118,591, respectively.

(5)                     Accrued Liabilities

Accrued liabilities consist of the following as of September 30, 2001:

Payroll related accruals	$190,412
Sales commissions	61,664

Total	$252,076

(6)                     Income Taxes

The Company incurred a loss for both financial reporting and tax return purposes for the year ended September 30, 2001 and, as such, there was no current or deferred tax provision allocated to the loss.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at September 30, 2001 are as follows:

Deferred tax assets:
Net operating loss carryforward	$2,794,633
Inventory reserves	762,539
Other	17,827
Valuation allowance	(3,241,245)
333,754
Deferred tax (liabilities):
Property and equipment, due to depreciation	(333,754)

Net deferred tax asset	$—

The valuation allowance for deferred tax assets as of October 1, 2000 was $3,098,729, resulting in a net change to the total valuation allowance of $75,039 for the year ending September 30, 2001. A valuation allowance has been recorded as it is more likely than not the net deferred tax assets will not be realized.

The provision for income taxes differs from the expected tax benefit determined by applying the applicable U.S. Statutory federal rate to the net loss as a result of the following items at September 30, 2001:

Federal income tax rate	(34.3)%
State income tax rate, net of federal	(4.3)
Losses for which no benefit is provided	38.6

0%

The Company has federal and state net operating loss carryforwards of approximately $7.1 million which are available to offset future taxable income through 2021.

(7)                     401(k) Investment Plan

The Parent Company has a 401(k) Investment Plan (the Plan) for all employees meeting certain eligibility requirements. Employees may contribute between 1% and 15% of eligible compensation subject to IRS limitations. The Company matches contributions up to 3% of eligible compensation. Matching contributions vest ratably over 3 years. The Company made matching contributions of $36,661 for the year ended September 30, 2001.

(8)                     Related Party Transactions

The Company enters into transactions with the Parent Company from time to time and is allocated certain centralized corporate costs related to general and administrative activities by the Parent Company. The Company was allocated a total of $1,454,457 of expenses during the period ended September 30, 2001 from the Parent Company and associated affiliates. Amounts payable, corporate interest charges on intercompany payables, and sales to the Parent Company are as follows at and for the year ended September 30, 2001:

Intercompany payable, net	$16,174,284
Corporate interest expense	1,245,981
Intercompany expense	208,476
Sales to Parent Company	828,620

The cost structure of the Parent company is substantially different from that of the Company on a stand-alone basis. Therefore, allocations from the Parent company included in the accompanying financial statements could differ from costs incurred that would have been incurred had the Company been operating on a stand-alone basis.

(9)                     Contingencies

The Company is subject to litigation in the ordinary course of business. The Company’s management, after review and consultation with counsel, considers that any liability from such matters would not have a material effect on the financial statements, and accordingly, no provision has been made.

(10)              Subsequent Event

All of the Company’s product lines and substantially all of the Company’s assets were purchased on May 24, 2002 by RF Acquisition Sub, Inc. a wholly owned subsidiary of Advanced Power Technology, Inc. for $12,200,000.

(a) Unaudited Interim Historical Financial Statements of Microsemi RF Products, Inc.

Microsemi RF Products, Inc.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Balance Sheet

March 31, 2002
(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$468,239
Accounts receivable, net of allowance of $76,202	1,554,514
Inventories, net of allowance of $2,401,856	2,781,208
Prepaid expenses and other current assets	215,320
Total current assets	5,019,281

Property and equipment, net of accumulated amortization and depreciation of $1,922,133	3,086,122
Total assets	$8,105,403

Current liabilities:
Accounts payable	$501,192
Accrued expenses	122,766
Total current liabilities	623,958
Intercompany payable, net	15,458,089
Total liabilities	16,082,047

Stockholder’s deficit:
Preferred stock, par value $.001, 1,000 shares authorized	—
Common stock, par value $.001, 2,000 shares authorized; 2,000 issued and outstanding	—
Accumulated deficit	(7,976,644)
Total stockholder’s deficit	(7,976,644)
Total liabilities and stockholder’s deficit	$8,105,403

See accompanying notes to unaudited financial statements.

Microsemi RF Products, Inc.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Statement of Operations

	Six Months Ended March 31,
	2002	2001
	(Unaudited)

Revenues, net	$4,637,283	$5,864,423
Cost of goods sold	3,853,398	4,723,329
Gross profit	783,885	1,141,094

Operating expenses:
Research and development	62,287	55,568
Selling, general and administrative	545,330	611,996
Total operating expenses	607,617	667,564
Income from operations	176,268	473,530
Interest expense to related party	648,658	584,637
Other expense, net	5,825	5,168
Loss before income tax expense	(478,215)	(116,275)
Income tax expense (benefit)	—	—
Net loss	$(478,215)	$(116,275)

See accompanying notes to unaudited financial statements.

Microsemi RF Products, Inc.

(A Wholly Owned Subsidiary of Microsemi Corporation)

Statement of cash flows

	Six Months Ended March 31,
	2002	2001
	(Unaudited)
Cash flows from operating activities:
Net loss	$(478,215)	$(116,275)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	295,746	279,003
Loss on disposal of property, plant & equipment	—	81,277
Inventory provision	413,799	463,458
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	162,612	124,806
Inventories	268,244	(1,605,964)
Prepaid expenses and other assets	(187,078)	(9,718)
Accounts payable and accrued expenses	(54,564)	86,005
Net cash provided by (used in) operating activities	420,544	(697,408)
Cash flows from investing activities:
Purchase of property and equipment	(19,384)	(380,637)
Net cash used in investing activities	(19,384)	(380,637)
Cash flows from financing activities:
Net change in book overdraft	—	10,529
Net change in intercompany accounts	(716,195)	1,067,516
Net cash (used in) provided by financing activities	(716,195)	1,078,045
Net decrease in cash	(315,035)	—
Cash at beginning of period	783,274	—
Cash at end of period	$468,239	$—

See accompanying notes to unaudited financial statements.

MICROSEMI RF PRODUCTS, INC.

(A Wholly owned subsidiary of Microsemi Corporation)

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

March 31, 2002

Note 1.  BASIS OF PRESENTATION

The accompanying unaudited financial statements include normal recurring adjustments necessary for a fair presentation of Microsemi RF Products, Inc.’s (“MSC RF”), a wholly owned subsidiary of Microsemi Corporation, interim results.  The financial statements and notes in this Form 8-K/A are presented as permitted by Regulation S-X, and as such, they do not contain certain information included in MSC RF’s 2001 annual financial statements and notes contained elsewhere herein.  These unaudited interim financial statements should be read in conjunction with MSC RF’s financial statements and notes included herein in this Form 8-K/A.  The results of operations for the six months ended March 31, 2002 are not necessarily indicative of the results expected for the entire fiscal year.

Note 2.  SUBSEQUENT EVENT

On May 24, 2002, Advanced Power Technology, Inc. acquired the product lines and certain assets of Microsemi RF Products, Inc., a wholly owned subsidiary of Microsemi Corporation, for $12,200,000 in cash.

(b) Unaudited Pro Forma Condensed Financial Information.

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of the product lines and certain assets of Microsemi RF Products, Inc. (“MSC RF”), a wholly owned subsidiary of Microsemi Corporation, by RF Acquisition Sub, Inc., a wholly owned subsidiary of Advanced Power Technology, Inc. (“APT”), under the purchase method of accounting.  These pro forma statements are presented for illustrative purposes only.  The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.  The pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of APT would actually have been if the acquisition had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of APT for any future period or as of any date, respectively.

Under the purchase method of accounting, tangible and identifiable assets acquired and liabilities assumed are recorded at their estimated fair values.  The excess of the purchase price, including estimated fees and expenses related to the acquisition, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed consolidated balance sheet.  APT has undertaken a study to determine the allocation of the total purchase price to the various intangible assets acquired, including in-process research and development (IPR&D) and other intangible assets and to determine the amortization period of intangible assets.  APT currently believes that amounts allocated to intangible assets will be amortized over ten years.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2002, was prepared by combining the historical cost balance sheet at March 31, 2002, for APT with the historical cost balance sheet at March 31, 2002 for MSC RF, giving effect to the acquisition as though it had been completed on that date.

The unaudited pro forma condensed consolidated statement of operations for the twelve month period presented was prepared by combining APT’s statement of operations for the year ended December 31, 2001, with MSC RF’s statement of operations for the year ended September 30, 2001, giving effect to the acquisition as though it had occurred at the beginning of the twelve month period.

The unaudited pro forma condensed consolidated statement of operations for the three month period presented was prepared by combining APT’s statement of operations for the three months ended March 31, 2002, with MSC RF’s statement of operations for the three months ended March 31, 2002, giving effect to the acquisition as though it had occurred at the beginning of the three month period.

These unaudited pro forma condensed consolidated financial data do not give effect to any restructuring costs or to any potential costs savings or other operating efficiencies that could result from the acquisition, nor any non-recurring charges or credits resulting from the transaction, such as IPR&D charges.

These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of (i) Advanced Power Technology, Inc. included in Form 10-K for the year ended December 31, 2001 (filed March 29, 2002), and (ii) Microsemi RF Products, Inc., a wholly owned subsidiary of Microsemi Corporation included elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2002

(in thousands, except for share information)

	APT Historical 03/31/02	MSC RF Historical 03/31/02	Pro Forma Adjustments		APT Pro Forma 03/31/02
Assets
Current assests:
Cash and cash equivalents	$6,345	$468	$(468	) f	$6,345
Short-term investments	22,989	—	(12,200	) a	10,789
Accounts receivable, net of allowance	5,389	1,555	—		6,944
Inventories, net	10,388	2,781	505	b	13,674
Prepaid expenses and other current assets	2,112	215	(215	) f	2,112
Total current assets	47,223	5,019	(12,378)		39,864

Property, plant & equipment, net	7,260	3,086	208	c	10,554
Long-term Investments	1,404	—	—		1,404
Other assets	592	—	—		592
Intangibles	7,325	—	3,314	d	10,639
Goodwill	15,061	—	869	d	15,920
Total assets	$78,865	$8,105	$(7,997)		$78,973

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,913	$501	$(501	) f	$2,913
Accrued expenses	2,002	123	99	e,f	2,224
Current portion of capital lease obligations	80	—	—		80
Total current liabilities	4,995	624	(402)		5,217

Intercompany payable, net	—	15,458	(15,458	) f	—
Deferred tax liability	2,296	—	—		2,296
Capital lease obligations, less current portion	51	—	—		51
Deferred gain on sale leaseback	155	—	—		155
Total liabilities	7,497	16,082	(15,860)		7,719

Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Common stock	104	—	—		104
Treasury stock	(1,700)	—	—		(1,700)
Additional paid in capital	88,045	—	—		88,045
Deferred stock compensation	(558)	—	—		(558)
Accumulated other comprehensive income	73	—	—		73
Retained deficit	(14,596)	(7,977)	7,977	f
			(211	) g
			97	h	(14,701)
Total stockholders’ equity (deficit)	71,368	(7,977)	7,863		71,254

Total liabilities and stockholders’ equity (deficit)	$78,865	$8,105	$(7,997)		$78,973

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

(in thousands, except for per share information)

	APT Historical 12/31/01	MSC RF Historical 9/30/01	Pro Forma Adjustments		APT Pro Forma

Revenues, net	$36,855	$11,625	—		$48,480
Amortization of technology rights & other	—	—	836	i,j	836
Cost of goods sold	25,023	9,375	—		34,398
Gross profit	11,832	2,250	(836)		13,246

Operating expenses:
Research and development	1,810	140	—		1,950
Selling, general and administrative	9,268	1,232	—		10,500
Total operating expenses	11,078	1,372	—		12,450

Income from operations	754	878	(836)		796

Other income (expense)
Interest income	1,650	—	(460	)l	1,190
Interest expense	(55)	(1,246)	1,246	k	(55)
Other, net	14	(3)	—		11
	1,609	(1,249)	786		1,146
Income (loss) before income taxes	2,363	(371)	(50)		1,942

Income tax expense (benefit)	567	—	(161	) m	406

Net income (loss)	$1,796	$(371)	$111		$1,536

Net income per share:
Basic	$0.21				$0.18
Diluted	$0.19				$0.16
Weighted average number of shares used in the computation of net income per share:
Basic	8,737				8,737
Diluted	9,368				9,368

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED

(in thousands, except for per share information)

	APT Historical 3/31/02	MSC RF Historical 3/31/02	Pro Forma Adjustments		APT Pro Forma

Revenues, net	$8,239	$2,384	—		$10,623
Amortization of technology rights & other	392	—	336	i,j	728
Cost of goods sold	5,612	1,901	—		7,513
Gross profit	2,235	483	(336)		2,382

Operating expenses:
Research and development	1,021	26	—		1,047
Selling, general and administrative	2,510	320	—		2,830
In-process research & development	1,897	—	—		1,897
Total operating expenses	5,428	346	—		5,774

Income (loss) from operations	(3,193)	137	(336)		(3,392)

Other income (expense)	219	—	(85	) l	134
Interest income	—	(319)	319	k	—
Interest expense	39	(2)	—		37
Other, net	258	(321)	234		171

Loss before income taxes	(2,935)	(184)	(102)		(3,221)

Income tax benefit	(370)		(110	) m	(480)

Net loss	$(2,565)	$(184)	$8		$(2,741)

Net income per share:
Basic	$(0.26)				$(0.28)
Diluted	$(0.26)				$(0.28)
Weighted average number of shares used in the computation of net loss per share:
Basic	9,859				9,859
Diluted	9,859				9,859

NOTES TO UNAUDITED PRO FORMA CONDENSD CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share data)

The acquisition was accounted for using the purchase method of accounting.  The purchase price was $12,200 all in cash.  Also included in the purchase price was $222 in direct costs, for a total purchase price of $12,422.  Below is a table of the purchase price allocation:

PURCHASE PRICE ALLOCATION
Net tangible asset book value of assets acquired at acquisition date	$7,325
Inventory fair value adjustment	505
Property, plant and equipment fair value adjustment	208
Acquired in-process research & development	211
Acquired intangible technology assets	3,314
Goodwill	859
Allocated purchase price	$12,422

The tangible assets of MSC RF acquired included accounts receivable, inventory and property, plant and equipment.  There were no assumed liabilities.

The unaudited pro forma condensed consolidated financial information gives effect to the following pro forma adjustments:

a - Records transaction costs of cash paid for MSC RF of $12,200.

b - Records fair market value of inventory adjustment of $505.

c - Records fair market value of property, plant and equipment adjustment of $208.

d - Records goodwill and fair value of intangibles assets acquired.  The intangible assets have an estimated life of ten years.

e - Records accrual of direct transaction costs of $222.

f - Reflects elimination of MSC RF assets & liabilities not acquired and shareholder’s deficit.

g - Records a charge for in-process research & development.

h - Reflects the change in net assets of MSC RF between March 31, 2002 and the acquisition date.

i - Records amortization of intangible assets over a ten year estimated life.

j - Records amortization of inventory fair value adjustment.

k - Reflects elimination of Microsemi Corporation corporate interest charge as liability was not assumed in acquisition.

l - Records decrease to interest income due to $12,200 cash used for acquisition at an average interest rate of 3.77% in 2001 and 2.84% in the three months ended March 31, 2002.

m - Records the pro forma tax effect of consolidated entry.  This assumes MSC RF taxable income (after adjustment k) is taxed as part of the consolidated APT tax return.

SIGNATURES

Pursuant to the requirements of the Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 14th day of August 2002.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ Greg M. Haugen

Greg M. Haugen
Vice President, Finance and Administration, Chief Financial Officer and Secretary
(Principal Financial Officer)